Exhibit 10.5
[English Translation]
Tenancy Agreement
Parties of the lease
Lessor: (Part A ) W Haking Enterprises Limited
Lessee: (Part B) Info Smart Technology Limited

The two parties agreed to set a lease as follow:

1. Part A will rent out 13/F., Haking (Tung Shing) Industry Building, No.34, Lee Chung Street, Chai Wan, Hong Kong) to Part B. The rent is HK$31,875 (The receipt will be given when paying rent). The rent term from October 1st, 2003 to September 30th, 2006. Part B cannot end the rent during the term, otherwise, the left rent should be paid by Part B.

2. Part B has no right to sublease or sublet the building. Part B cannot use other places except the building. If Part B wants to continue or stop the rent, he or she should make a written announcement 2 months before the expiration date. (When Part B wants to continue the rent, a new lease should be signed).

3. The rent should be paid on the first day of rent term every month, in the same way with that in previous month. Part B should not get behind with rent. If the rent can not be paid ten days after the set date, Part A has the right to put up a notice in a conspicuous place on the building’s door, to hurry Part B. If Part B does not pay the rent or does not comply with the provisions of the lease, Part A enjoys legal right to end the lease. Part B should take all responsibilities and lose the right to rent the building. Part B has no right to demur when Part A rents out the building to others and ask for the left rent.

4. When Part B moves out, Part B should take away all the things but Part A ’s property in the building within the rent term. If Part B refuses to return keys or leaves any property on purpose of delaying, three days after the moving, he or she will lose the ownership of the property. Then Part A without the procedures of police office or count, to sell the property with two witnesses. The money will make up the arrearage. If the money is not enough, Part B still has to pay the left rent.

5. Part B should not pay the building expense or transfer fee, but should pay the lesser margin of two months, that is, HK$63,750 and the margin of two months of management fee, that is, HK$12,000. When Part B moves out, should return the money mentioned above without its interest and retake the lease. If Part B does not pay the rent or any other fees, Part A has the right to deduct the money from the margin. Part B should know that the margin can not be used as cash to pay the rent.

6. The real estate tax should be paid by Part A and the official expenses should be paid by Part B. Other management fees and water, electricity, pump and telephone bills should be paid by Part B.

7. When Part B moves in, in principle he is not allowed to dismantle the decoration he had made to the house for the sake of the neat and safety of the house. If the proprietor agrees, Part B can dismantle the decoration, but must repair the house.

8. The building can only be used as industry. Part B mustn’t store any prohibited articles or do anything that offends the laws of Hong Kong in the building. When Part B moves out, he must not rent out the building to others.

9. Part B has received ___ keys to the apartment door and the room door delivered by the proprietor. When Part B will move out someday, he must hand in all the keys to the proprietor. If any key missing, the tenant must make a new key fit the lock. If something uncovered, we deal with the issues according to the Hong Kong lease law.

10. The leaser has two copies, one of which is hold by the proprietor and the other is hold by Part B.
Remark: Attachment as another page.

Two parties
Part A: (Signature or Stamp) /s/ W Haking Enterprises Limited
Part B: (Signature or Stamp) /s/ Info Smart Technology Limited

ID NO.: BR No. 00667222
ID NO.
OR business registration NO.: 32327759

September 30th,2003

Attachment of the lease
Owner: W. Haking Enterprises Ltd.
Leaser: Info Smart Technology Ltd
The property: The whole floor, 13/F., Haking (Tung Shing) Industrial Building, No. 34, Lee Chung Street, Chai Wan, Hong Kong.

Content:

1.
If the outer wall must be knocked down in order to install some machines needed by the leaser, he should inform the owner and provide the relevant certificates proving that the engineering won’t make damage on the framework of the building( as well as purchase the insurance), and then he can deal with the wall.

2.
The management expense includes: removing the four baskets of rubbish, the after-decoration waste and large rubbish should be taken away by the leaser. The baskets used to hold rubbish are located in front of the struck, and the workers in the cleaning company come here to move the rubbish away in the early morning except Monday.

3.	The leaser should be responsible for the payment of the fireproof sensors added because of changing the unit room as to satisfy the requirements of the fireproof laws in Hong Kong

4.	The owner allows the leaser to use the electricity case, but he must change the name for it at the lease beginning and pay for the deposit of the ammeter.

5.	The leaser should change the name for the water meter and turn in the deposit of it.

6.	The owner permits the leaser to change the room of the unit, but he must clear off the reparation and the space, and all the expenses will be paid by the leaser.

7.	The unit should be withdrawn as before, and the owner asks to take away all the things.

8.
The leaser is entitled to relet for one year (October 1st , 2006 to September 30th , 2007), the lease will be fixed according to the future market price. The leaser should inform the owner 2 months notice whether to relet or not.

9.
The free-lease period is two months, namely from October 1st , 2003 to October 31st, ,2003 and from October 1st , 2004 to October 31st, ,2004. (The relevant expenses must be paid by the leaser during the free-lease period)

Signature of owner:	signature of leaser:

/s/ W. Haking Enterprises Ltd.	/s/ Info Smart Technology Ltd